Exhibit 99.1

FOR IMMEDIATE RELEASE

For More Information,

Please Contact

Mark Haidet, CFO – 770-576-6404

Melissa Coley, Investor Relations – 770-576-6577

Radiant Systems Announces Final Approval of Proposed

Separation of Enterprise Software Business and Filing of

Preliminary Proxy Statement

ATLANTA, October 13, 2003 — Radiant Systems, Inc. (NASDAQ: RADS), a leading provider of site management technology for retail and hospitality businesses, announced today that it has entered into a definitive agreement with Erez Goren, the Company’s current Co-Chairman and Co-Chief Executive Officer, in connection with the Company’s previously announced plan to split-off its enterprise software business. The Board of Directors authorized and approved the transaction based on the recommendation of a special committee comprised of the Company’s independent directors.

The agreement provides that Radiant will contribute specified assets and liabilities of the enterprise software business, together with $4.0 million in cash, to a newly formed subsidiary, and then transfer all of the shares of this new company to Erez Goren in exchange for the redemption of 2.0 million shares of common stock of the Company held by Mr. Goren. The shares to be redeemed represent approximately 7.0% of the Company’s outstanding shares. The terms of the transaction initially approved by Radiant in August provided for the contribution of between $6.0 million to $8.0 million to the new company based on the variability in Radiant’s stock price. The cash to be contributed to the new company was reduced through the negotiation of final terms of the agreement, along with the elimination of the variable cash components. The Company will file a copy of the definitive share exchange agreement and the other key separation agreements with the Securities and Exchange Commission (SEC) as exhibits to a Current Report on Form 8-K.

The closing of the transaction is subject to the approval of the disinterested shareholders of the Company and certain other customary conditions. The transaction is expected to close by the end of the year. Upon closing of the transaction, Erez Goren will resign from all positions with the Company.

In connection with the disinterested shareholder approval for the transaction, the Company also announced today that it has filed a preliminary proxy statement with the SEC for a special meeting of shareholders. Once the preliminary proxy statement is cleared by the SEC, the Company will mail a definitive proxy statement to its shareholders. The date of the special meeting of shareholders and the record date for the meeting will be specified in the definitive proxy statement. For shareholders’ general information, the preliminary proxy statement will be available at the SEC’s website at www.sec.gov and the Company’s website at www.radiantsystems.com.

Company Information

Founded in 1985, Radiant Systems, Inc. builds and delivers solutions for managing site operations of retail and hospitality businesses. Providing enterprise-wide visibility, Radiant’s back-office and point-of-sale technology enables businesses to deliver exceptional customer service while improving profitability. Headquartered in Atlanta, Radiant (www.radiantsystems.com) has deployed its solutions in more than 55,000 sites worldwide.

Certain statements contained in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to financial results and plans for future business development activities, and are thus prospective. These statements appear in a number of places in this release and include all statements that are not statements of historical fact regarding intent, belief or current expectations of the Company, its directors or its officers with respect to, among other things: the timing of and the Company’s ability to consummate the split-off transaction. The words “may,” “would,” “could,” “will,” “expect,” “estimate,” “anticipate,” “believe,” “intend,” “plans,” and similar expressions and variations thereof are intended to identify forward-looking statements. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond the Company’s ability to control. Actual results may differ materially from those projected in the forward-looking statements as a result of various factors. Investors and security holders are advised to read the definitive proxy statement to be filed by Radiant regarding the transaction referenced in this press release when it becomes available, because it will contain important information. Security holders may receive a free copy of the definitive proxy statement when it becomes available and other related documents filed by Radiant at the SEC’s website at www.sec.gov and/or from Radiant at its website at www.radiantsystems.com.

Radiant and its executive officers and directors may be deemed to be participants in the solicitation of proxies from shareholders of Radiant with respect to the proposed transaction. Information regarding such officers and directors is included in the preliminary proxy statement referenced above and will be set forth in the definitive proxy statement.

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